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MERCHANT AGREEMENT
THIS MERCHANT AGREEMENT is entered into as of May 26, 2021 (the “Effective Date”) by and between Flexiti Financial Inc. (“Flexiti”) and Leon's Furniture Limited (“LFL”), The Brick Ltd., The Brick Warehouse LP, by its general partner, The Brick GP Ltd., (each of Leon’s Furniture Limited, The Brick Ltd., and The Brick Warehouse LP are referred to collectively and individually as “Merchant”, as the context requires), pursuant to which Merchant desires to offer its customers the consumer financing programs offered by Flexiti.
For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Flexiti and Merchant hereby agree as follows:
1.Definitions and Schedules. In this Agreement, all capitalized terms shall have the meanings set forth in Schedule “A”. This Agreement includes the following schedules, which are attached hereto and form part of this Agreement:
•Schedule “A” – Definitions
•Schedule “B” – Merchant Discount Rates
•Schedule “C” – Administrative and Annual Fees
•Schedule “D” – Merchant Procedures
•Schedule “E” – Reports

2.Program; Obligations of the Parties.
2.1.Provision of Program. Subject to this Section, commencing on the Launch Date, in accordance with the terms of this Agreement, Flexiti shall provide Merchant with a consumer financing program (the “Program”) under which Flexiti will provide revolving financing to qualified Customers to finance purchases (a) in person at a physical location where Merchant is carrying on business; and (b) online through Merchant’s Websites. Flexiti is responsible for the Program’s compliance with Applicable Law.
2.2.Franchisees. During the Term, Flexiti will make the Program available to Franchisees. Merchant shall introduce, refer, support and actively promote the Program and the use thereof to its Franchisees. Merchant shall only promote Flexiti to its Franchisees as its exclusive supplier of consumer financing services except as permitted under Section 3.2. [***] At Flexiti’s request, Merchant will provide to Flexiti the information requested by it in respect of Merchant’s franchisee qualification and ongoing monitoring processes. Merchant shall cause Franchisees to enter into separate merchant agreements with Flexiti. Merchant shall promptly notify Flexiti of any termination of a Franchisee relationship. For clarity, Merchant is not responsible for its Franchisees’ obligations to Flexiti.
2.3.Credit Cards.
(a)Credit Decisions. Flexiti, in its sole discretion, will determine whether a Customer who has completed an Application meets Flexiti’s credit criteria (which criteria shall be in Flexiti’s sole discretion) to become a Cardholder and whether to establish a Credit Card Account in such Customer’s name.
(b)Issuance of Credit Cards. Merchant Originated Cardholders approved by Flexiti for a Credit Card Account will be issued an electronic form or method to access the Credit Card Account and a Flexiti-branded plastic card for purchasing Goods and/or Services pursuant to the Program (a “Credit Card”).
(c)[***]
(d)Targeted Approval Rates. Flexiti shall use commercially reasonable efforts to approve Applications, in accordance with the following targeted approval rates:
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i.If the Applicant’s credit score is [***] or greater, the targeted approval rate is [***];
ii.If the Applicant’s credit score is between [***], inclusive, the targeted approval rate is [***]; and
iii.If the Applicant’s credit score is between [***], inclusive, the targeted approval rate is [***].
(the targeted approval rates above are collectively referred herein to as “Targeted Approval Rates”)
If Approval Rates are [***] basis points or more below the applicable Targeted Approval Rate, measured over the most recent three consecutive month period for which reporting was provided to Merchant, Merchant may refer this matter to the Program Committee for resolution, and upon such referral, Flexiti will present a corrective action plan to the Program Committee to cure the Targeted Approval Rates variance within thirty (30) days. If Flexiti is unable to provide a corrective action plan to cure the Targeted Approval Rates variance, or, ninety (90) days following the implementation of the corrective action plan, the Approval Rates continue to be [***] basis points or more below the applicable Targeted Approval Rates, Merchant may refer the matter to the Executive Committee. [***]
(e)Credit Card Account Terms. The cardholder agreements that apply to the Credit Card Accounts are, as of the Effective Date, posted at cardholder.flexiti.com/EN.pdf and https://w3.flexiti.com/EN/AgreementQC. Flexiti may amend the cardholder agreements and the terms that apply to Credit Card Accounts at any time in its sole discretion. Flexiti shall provide Merchant with prior written notice, as soon as is commercially practicable, of any modifications to the cardholder agreements, provided that Flexiti shall not amend such cardholder agreements in any manner that would be unfavourable to Merchant Originated Cardholders without consulting with Merchant in advance via the Program Committee, except for amendments that are necessitated by Applicable Law. Flexiti shall, at Merchant’s request, make appropriate Personnel available to discuss any modifications to the cardholder agreements with Merchant and Flexiti shall consider Merchant’s comments on such changes in good faith.
(f)Program Monitoring. Flexiti shall on a continuous basis, monitor the competitive landscape for point-of-sale financing in Canada (in-person and online) and provide a competitive product offering to all Cardholders. Merchant may escalate any matter regarding Flexiti’s product offering to the Program Committee.
(g)Ownership of Credit Card Accounts. Flexiti will establish and own all Credit Card Accounts and is the party extending the credit on the Credit Card Accounts as provided in this Agreement. All information relating to Cardholders, including all Flexiti Personal Information but excluding Merchant Personal Information, is owned by Flexiti and may be used by Flexiti for any purpose deemed appropriate by Flexiti, subject to compliance with Applicable Law.
(h)Securitization of Accounts. Flexiti may in its discretion securitize all or a portion of its portfolio of Credit Card Accounts arising under this Agreement, and the transferee shall have all applicable rights under this Agreement necessary to administer and realize upon the Credit Card Accounts.
(i)Sale of Accounts. If Flexiti seeks to sell the Portfolio to an arm’s length third party, Flexiti will provide LFL with a first right of refusal to purchase the Portfolio (the “First Right of Refusal”), as follows: (1) Prior to accepting an offer from an arm’s length third party to purchase the Portfolio (a “Third Party Offer”), Flexiti shall provide LFL with information regarding the material terms of the Third
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Party Offer, and LFL shall have ten (10) days to notify Flexiti in writing that it elects to match the Third Party Offer; and (2) If LFL does not respond within such ten (10) day period, or notifies Flexiti in writing that it will not match the Third Party Offer, then Flexiti may proceed with the proposed transaction, in which case the First Right of Refusal will be at an end. If Flexiti does not complete the proposed transaction, LFL’s First Right of Refusal will continue to apply with respect to a subsequent proposed sale of the Portfolio to an arm’s length third party. If Flexiti seeks to sell the Portfolio to an arm’s length third party as part of a larger sale of Flexiti’s other credit card portfolios, Flexiti shall provide LFL with a right of first refusal in respect of the Portfolio.
(j)Collection Procedures. Flexiti may pursue, in accordance with Applicable Law, and in a manner that would not reasonably be expected to have an adverse impact on Merchant’s reputation, any collection procedures deemed appropriate by Flexiti in connection with Credit Card Accounts, including modifying the Cardholder’s credit or payment terms or charging-off Credit Card Accounts which Flexiti deems to be uncollectible.
2.4.Volume Rebates. On an annual basis, if applicable, Flexiti will provide a rebate to Merchant in an amount equal to the applicable percentage of the Eligible Volume for the preceding Contract Year in accordance with the thresholds set out below (the “Annual Rebate”):
(a)[***]
(b)[***]
(c)[***]
(d)[***]
(e)[***]
(f)[***]
(g)[***]
(h)[***]
The Annual Rebate is not cumulative and is payable only once for each Contract Year within thirty (30) days following the end of the preceding Contract Year (unless none of above thresholds have been met for the previous Contract year). Flexiti shall pay the Annual Rebate to LFL in respect of each Merchant. If this Agreement is terminated by either party, the Annual Rebate payable in respect of the Contract Year or portion thereof that immediately preceded the date of termination or expiration will be payable by Flexiti within ninety (90) days following termination or expiration of this Agreement.
2.5.Warrants. In consideration for Flexiti being Merchant’s exclusive financing services provider, Flexiti will make available to LFL a 19.99% ownership stake available at LFL’s option upon a monetization event in respect of Flexiti, issued in the form of warrants that expire ten (10) years following the Effective Date (the “Warrants”). The terms of the Warrants will be set out in the warrant certificates that document their issuance. It is understood that it is the intention of the parties that LFL’s purchase price for such ownership will be no more than the aggregate investment, including all deferred amounts (on a prorated basis), paid by the purchaser for the acquisition of Flexiti’s parent company in March 2021.
2.6.Payments.
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(a)Payment to Merchant. Flexiti shall transfer funds to Merchant’s bank account for the amount of each Credit Transaction less any applicable Merchant Discount and any amounts set-off in accordance with Section 2.6(b) within two (2) Business Days following receipt of the transaction on Flexiti’s system, subject to Flexiti’s due diligence procedures. If Merchant receives any payment from Flexiti not owed to Merchant under this Agreement, Merchant shall promptly notify Flexiti and return such payment to Flexiti upon discovering such overpayment.
(b)Payments to Flexiti. Flexiti may withhold and set-off from any payment due to Merchant monies owed to Flexiti by Merchant, provided that Flexiti shall provide at least thirty (30) days’ prior written notice to Merchant of any proposed set-offs in respect of amounts that do not relate to Merchant Discounts, In-Store Payments, returns or adjustments. Merchant may escalate any concern regarding a proposed set-off to the Program Committee and/or Executive Committee. Any balance which may be still due and owing to Flexiti after accounting for any amount set-off will be invoiced and payable in full by Merchant within thirty (30) days of such invoice.
2.7.Promotional Plans and Merchant Discount Rates.
(a)Promotional Plans. Flexiti may offer promotional consumer financing plans (“Promotional Plans”) for Merchant to offer to Customers, subject to such terms and conditions as Flexiti may determine from time to time. LFL acknowledges that it is the parties’ expectation that total annual Eligible Volume financed by way of equal monthly payment plans will not represent more than [***] of total annual Eligible Volume (relative to the Eligible Volume financed by way of deferred plans), excluding non-prime and regular credit purchases. If this expectation is not met, Flexiti may escalate this matter to the Program Committee.
(b)Merchant Discount. Each applicable Merchant Discount is payable to Flexiti by Merchant upon completion of the corresponding Credit Transaction. If Merchant processes a return, cancellation or adjustment within sixty (60) days following completion of a Credit Transaction, Flexiti shall credit Merchant for the full Merchant Discount (for a return or cancellation) or for the applicable portion thereof (for an adjustment) that was charged in connection with the Credit Transaction. [***]
(c)Initial MDRs. As of the Effective Date, the MDRs in effect for Promotional Plans are set out in Schedule “B”. Inclusion of a Promotional Plan in Schedule “B” reflects the applicable MDR for such Promotional Plan and does reflect an obligation of Flexiti to offer such Promotional Plan to Customer.
(d)[***]
(e)[***]
(f)Adjustments due to Interest Rate Fluctuations. Flexiti may amend MDRs during the Term in the event of a change to the Prime Rate by an amount that reflects the change to the Prime Rate, adjusted for the term lengths and types of Promotional Plans offered by Merchant (on the basis that the Prime Rate is an annual rate, MDRs for Promotional Plans with terms shorter or longer than one year would be adjusted on a prorated basis), on or after the next business day following such change. Flexiti will provide ninety (90) days’ written notice for changes to MDRs made in accordance with this paragraph. If Flexiti has increased MDRs in accordance with this paragraph, and the Prime Rate subsequently decreases, Flexiti shall, within forty-five (45) days following the Prime Rate decrease, decrease MDRs by an amount that reflects the decrease to the Prime Rate, adjusted for the term lengths and types of Promotional Plans offered by the Merchant, provided that (i) Flexiti shall not be required to reduce MDRs in connection with any Prime Rate decrease if it has not increased MDRs during the Term; (ii)
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the MDRs in effect as of the Effective Date are the minimum MDRs for the Term. However, if the Prime Rate decreases such that it is lower than the Prime Rate in effect as of the Effective Date (which for clarity is 2.45%), Merchant may, via the Program Committee, request a reduction in MDRs and Flexiti shall reasonably consider such request on timely basis, having regard to the performance of the Program. [***]
(g)Administrative and Annual Fees. The administrative and annual fees (effective as of the Launch Date) that apply in connection with the Program are set forth in Schedule “D”. In accordance with Schedule “D”, if Merchant charges (or Flexiti charges and remits to Merchant) an administrative fee in connection with Credit Transactions, Merchant shall comply with the minimum purchase amounts for Promotional Plans in connection with which administrative fees are charged.
(h)[***]
2.8.Creditor Insurance. Flexiti will promote and offer creditor insurance to Applicants and Cardholders electronically during the Application and/or Credit Transaction process. Provided that a written agreement is in effect between Flexiti and TGI, and subject to Applicable Law and appropriate support from TGI as issuer of the creditor insurance product, Flexiti agrees to serve as the distributor of creditor insurance issued by TGI to Cardholders for the Province of Quebec, and will work with LFL and TGI towards the launch or relaunch of a compliant creditor insurance program in the Province of Quebec. Provided that Trans Global Insurance Company and Trans Global Life Insurance Company (collectively, “TGI”) remain Affiliates of Merchant, Flexiti agrees that it will only promote creditor insurance provided by TGI in connection with the Program, provided that TGI and Flexiti have a written agreement in effect in connection with same.
2.9.Ancillary Services; Right of First Refusal. If Flexiti seeks to provide Cardholders an additional product or service that is not an extension of credit (each an “Ancillary Service”) via an arm’s length third party provider (each an “Ancillary Service Provider”), and LFL or an Affiliate of LFL already provides such Ancillary Service to Customers, then prior to entering into an agreement with an Ancillary Service Provider (other than a short-term pilot agreement), Flexiti will provide LFL with a right of first refusal to provide such Ancillary Service (directly or via an Affiliate of LFL) on the same material terms as those proposed by the Ancillary Service Provider.
2.10. [***]
2.11.Reporting. Flexiti and Merchant will work together to determine the type and frequency of reporting required by Merchant in connection with the Program. Flexiti will provide agreed reports to Merchant in a timely manner, including but not limited to those listed in Schedule “E”.
2.12.Loyalty Program. If Merchant chooses to launch a loyalty program, Flexiti will, at Merchant’s request, work together with Merchant to determine how Flexiti can help facilitate the loyalty program.
2.13.Governance.
(a)Program Committee. Each party shall appoint an individual to act as the principal point of contact on all Program-related issues and to lead that party’s efforts in executing its obligations hereunder (the “Flexiti Program Manager” and the “Merchant Program Manager”, as applicable, and collectively, the “Program Managers”). The parties will establish a Program Committee comprised of both Program Managers and up to two additional representatives of each party (unless otherwise agreed by the other party) (the “Program Committee”). The Program Committee will meet on a frequency set by it to monitor the Program and review results.
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(b)Executive Committee. The parties will establish an executive committee, comprised of at least one senior executive from each of Flexiti and Merchant (the “Executive Committee”). The Executive Committee will meet at least once annually to review the performance of the Program.
(c)Escalation of Matters. Either Flexiti or Merchant may refer an unresolved matter for review by the Program Committee. The Program Committee will meet and in good faith attempt to resolve the matter. If the Program Committee cannot agree on a resolution within thirty (30) days of the date the matter was brought to the Program Committee, then the Program Committee or either party may refer the matter to the Executive Committee for resolution. The Executive Committee will meet and in good faith attempt to resolve the matter.
(d)Meetings. Meetings of the Program Committee and the Executive Committee may be held either in person or virtually.
2.14.Training. Flexiti will provide resources to assist in coordinating and implementing a train-the-trainer type training program prior to Launch. Flexiti will also provide on-going training material that Merchant may use in its Learning Management System (LMS) to keep its Personnel up to date on the Program.
2.15.Flexiti’s Systems. Flexiti will use commercially reasonable efforts to make the Merchant App and the Online Financing Service (collectively “Flexiti’s Systems”) available at least [***] of the time during each month of the Term (“System Availability”), excluding when the Flexiti’s Systems are not available owing to an Exception (defined below).
Downtime of Flexiti’s Systems owing to any of the following events will not be included in calculating Availability (collectively, “Exceptions”):
(a)Merchant’s failure to meet any minimum hardware or software requirements set forth by Flexiti during the integration process;
(b)Any downtime that Merchant experiences as a result of Merchant’s own network connectivity issues;
(c)Merchant’s misuse of the Service, including use in violation of the terms and conditions of this Agreement;
(d)Any Force Majeure event; and
(e)Any Scheduled Downtime (defined below).
From time to time, Flexiti may need to schedule downtime for maintenance, upgrades, enhancement, or any other reason, during which Flexiti’s Systems will not be available to Merchant (collectively, “Scheduled Downtime”). Flexiti (a) will notify Merchant at least one (1) week prior to any Scheduled Downtime which will result in the unavailability of the critical functionality of Flexiti’s Systems, (b) agrees that each individual period of Scheduled Downtime shall not exceed [***], unless approved by Merchant, (c) all Scheduled Downtime shall be during the hours of 12:00 am and 8:00 am Eastern Time; and (d) Scheduled Downtime will not occur on Thursday, Friday, Saturday, or Sunday during: 1) the first week of the following months: January, February, March, May, June, July, September and November in any year; 2) the second week of August or September in any year; 3) the third week in September of any year; and 4) the fourth week of each of November and December in any year.
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For the purpose of this section, System Availability for a calendar month is calculated in accordance with the following formula: System Availability = (Total minutes per calendar month – Total minutes where Flexiti’s Systems are unavailable per calendar month) / (Total minutes per calendar month).
If Flexiti fails to meet this service level in any [***], Flexiti shall present to the Program Committee a corrective action plan within thirty (30) days following the [***] of this service level failure. The Program Committee will discuss a course of action to remedy the failure to Merchant’s satisfaction including milestones, timelines and deadlines, as necessary. If the Program Committee does not put forward a course of action that is acceptable to Flexiti and Merchant, either party may refer this matter to the Executive Committee for resolution.
2.16. [***]
2.17. [***]
2.18. [***]
2.19.Optimal Program Structure. Flexiti will work with LFL from time to time and in good faith to consider LFL’s requests to adjust the operational structure of the Program to better address LFL’s strategic requirements.
2.20. [***]
2.21.Credit Application Platform. Flexiti shall provide a credit application platform for LFL’s customers to engage with Flexiti, however, if LFL chooses to use a third party or proprietary platform for collecting customer information for Applications, Flexiti will work with LFL in good faith to enable Flexiti to receive Application information securely, and in accordance with Applicable Law and Flexiti’s internal requirements, in a way that accommodates such platform.
3.Merchant Obligations.
3.1.Promotion by Merchant. Commencing on the Launch Date, Merchant shall actively promote the Program to Customers at Merchant’s store locations, on Merchant’s Websites, and in Merchant’s marketing materials and channels, to encourage Customers to make Applications and Purchases, using an accurate representation of the FlexitiCard image.
3.2.Program Priority. Commencing on the Launch Date, Merchant and its Franchisees shall not offer, accept, advertise or promote any financing for Goods and/or Services other than in connection with the Program, except as follows (i) Merchant and its Franchisees may offer financing for Customers who have applied for Flexiti financing and been declined; (ii) Merchant and its Franchisees may accept network-branded general purpose credit cards or debit cards and may identify its acceptance of such cards to Customers (provided that no such financing offered or accepted by Merchant or its Franchisees to Customers may be branded with a Merchant Mark); and (iii) [***]. Notwithstanding the above, until December 31, 2021 only, LFL shall be entitled to accept Accord D credit cards for promotional plan financing. Until December 31, 2021 only, LFL shall be entitled to continue to refer to the cards provided by Flexiti as “Brick Card” and “Leon’s Card” notwithstanding the appearance of such cards. After December 31, 2021, LFL shall be permitted to refer to the cards provided by Flexiti as “The Brick FlexitiCard” and the “Leon’s FlexitiCard”.
3.3.Merchant Card Processing. Commencing on the Launch Date, Merchant shall accept all Credit Cards for payment for its Goods and/or Services by the Cardholder. For clarity, all Credit Cards are usable within the Flexiti Network.
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3.4.General Obligations. Merchant hereby agrees:
(a)to maintain policies and procedures in effect to ensure compliance with its obligations under this Agreement and Applicable Laws;
(b)to comply with all reasonable and not overly burdensome instructions and procedures provided by Flexiti, including Merchant Procedures, as such may be amended from time to time by Flexiti;
(c)to use commercially reasonable efforts to promptly and fairly resolve all Unresolved Cardholder Disputes with respect to transactions on Credit Card Accounts, including refunds, exchanges, returns and adjustments on purchases;
(d)to ensure that its Personnel receive periodic training as required relating to the availability of the Program, compliance with the Merchant Procedures;
(e)to ensure that any of its Personnel which are required under any Applicable Law to be licensed to sell, install and/or service the Goods and/or Services is duly licensed;
(f)to comply in all material respects with all Applicable Laws including those that apply to Merchant’s business, any Customer Materials, and any Credit Transaction, and without limiting the generality of the foregoing, treat Flexiti Personal Information in compliance with all applicable Privacy Laws;
(g)to provide reasonable assistance and cooperation as may be required to enable the Customer to pursue the fulfillment of any warranties made by the manufacturer of the Goods or other party;
(h)to advise Flexiti forthwith if it receives any notice in respect of any inquiry, investigation or allegation by any Governmental Authority or other Person that the Program, or Merchant’s participation in the Program, is not in compliance with Applicable Law, and shall thereafter take such steps as are reasonably required by Flexiti to respond to such notice;
(i)to allow Flexiti, in the event of a concern, to audit its premises, practices, and procedures to confirm compliance with Merchant Procedures and this Agreement upon at least thirty (30) days’ written notice, provided that (1) Flexiti shall not unreasonably interfere with Merchant’s ongoing business operations during any audit; (2) Flexiti’s Personnel who are on site at any Merchant location during any audit will comply with Merchant’s safety, security, confidentiality and other policies, notice of which will be given by Merchant to Flexiti in writing, and any Flexiti Personnel who fail to comply may be refused access to Merchant’s locations; and (3) Flexiti’s Personnel shall be accompanied by a member of the Program Committee from LFL or a designated employee of the Merchant; and
(j)to advise Flexiti in writing at least one (1) Business Day prior to closing any store location.
3.5.Merchant Systems. Merchant has and will retain sole responsibility for the security of its systems and infrastructure, including safeguards to restrict undesired traffic, including but not limited to, (i) computer virus, Trojan horse, trap door, back door, Easter egg, worm, time bomb, cancelbot, scripts, macros; (ii) programs or links to macros, scripts, or programs, and (iii) other harmful code.
3.6.Presentation of Flexiti Online. Merchant shall: (i) present Customers with the means to initiate an Application or pay for a Purchase before or no later than at the same time Customers are presented with other payment options; and (ii) promote acceptance of Flexiti financing as a payment option with equal prominence to other payment options accepted by Merchant.
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3.7.Payments from Cardholders. Merchant is not authorized to receive payments from Cardholders or other Persons in connection with the Credit Card Accounts on its own account. Flexiti has the sole right to receive payments on all Credit Card Accounts. Merchant shall not accept payments from Cardholders on Credit Card Accounts, except as expressly permitted by Flexiti under this Agreement.
3.8.In-Store Payments. Flexiti shall provide Cardholders with instructions for making payments directly to Flexiti. However, Merchant may, at its option, receive payment for Credit Card Accounts at Merchant’s premises (“In-Store Payments”), which payments may be received by Merchant from Cardholders as cash or debit payments only, and which shall not exceed $9,999.99 from each Cardholder during any 24-hour period. For greater certainty, Merchant shall not accept In- Store Payments by way of cheque or money order. Merchant shall process In-Store Payments in accordance with the Merchant Procedures. Merchant shall inform Flexiti of any data entry errors without delay and shall take such steps as are reasonably necessary to correct such error. Flexiti shall deduct the amount of the In-Store Payments received by Merchant from any remittance due to Merchant, and any balance of the In-Store Payments received is payable in accordance with Section 2.6(b). Merchant acknowledges that In-Store Payments are received on behalf of and in trust for Flexiti, whether the receipts are maintained separate and apart or are intermingled with other funds. In the event of a Cardholder dispute regarding In-Store Payments, Section 4 applies.
3.9.Future Performance Obligations. Merchant agrees that no prepaid card, gift card, gift certificate or any other voucher or device for the future supply of goods or services is to be financed under the Program except with the prior written consent of Flexiti.
4.Chargebacks.
4.1.Chargeback Process. Flexiti may charge back to Merchant any Credit Transaction which Flexiti has taken reasonable steps to collect upon and reasonably deems to be uncollectible as a result of an Unresolved Cardholder Dispute, Improper Sales Procedures, or a breach of Merchant’s representations, warranties, obligations or covenants under this Agreement (each, a “Chargeback”) after providing Merchant with notice of its intent to charge back the transaction and providing Merchant at least thirty (30) days to respond, and in the case of an Unresolved Cardholder Dispute, the opportunity to attempt resolution directly with the Cardholder. Merchant has the option of escalating any Chargeback related matter to the Program Committee and/or Executive Committee. Flexiti may provide an invoice for such amount, which Merchant shall pay in accordance with paragraph 2.6(b).
4.2.[***]
5.License to Merchant App and API
5.1.License Grant. Subject to the terms and conditions set forth in this Agreement, Flexiti grants Merchant a limited, revocable, non-transferrable, non-exclusive, non-sublicensable license to use the Merchant App and the
5.2. API for the purpose of offering the Program to its customers in person and online.
5.3.Use Restrictions. Merchant shall not use the Merchant App or the API for any purpose beyond the scope of the license granted in this Agreement. Without limiting the foregoing, and except as expressly set forth in this Agreement, Merchant shall not at any time, and shall not permit others to (i) copy, modify or create derivative works of the Merchant App or the API, in whole or in part; (ii) rent, lease, lend, sell, sublicense, assign, distribute, publish, transfer or otherwise make available the Merchant App or the API; (iii) reverse engineer, disassemble, decompile, decode, adapt, or otherwise attempt to derive or gain access to any
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software component of the Merchant App or API, in whole or in part; (iv) remove any proprietary notices from the Merchant App or the API; (v) combine or integrate the Merchant App or the API with any software, technology, services or materials not authorized by Flexiti; or (vi) design or permit any applications that interact with the Merchant App or API to disable, override, or otherwise interfere with any Flexiti-implemented communications to end-users.
5.4.Merchant Responsibilities. Merchant is responsible for all uses of the Merchant App and API resulting from access provided by it, directly or indirectly. Without limiting the generality of the foregoing, Merchant is responsible for all acts and omissions of its Personnel in connection with their use of the Merchant App and the API. Merchant will use commercially reasonable efforts to safeguard the Merchant App and the API from infringement, misappropriation, theft, misuse and unauthorized access.
6.Advertising Displays and Marketing Materials.
6.1.Flexiti Materials. Merchant may display Flexiti’s signs, decals, or other identification of Flexiti’s Program (“Flexiti Materials”) at Merchant’s place of business and on Merchant’s Websites or other marketing channels during the Term.
6.2.Review of Customer Materials Produced by Merchant. Merchant shall provide any promotional or other materials produced by Merchant that relate to Flexiti financing of Purchases, including any descriptions of the availability of financing or of the credit terms of the Credit Card Accounts (“Customer Materials”) to Flexiti for review prior to publication or use. Flexiti shall review Customer Materials in a timely manner. Based on its review of any Customer Materials, Flexiti may approve or not approve the publication of such Customer Materials and Merchant shall not print or otherwise publish or distribute Customer Materials that have not been approved by Flexiti. Notwithstanding Flexiti’s review of Customer Materials, Merchant is solely responsible for the accuracy, completeness, and compliance of all Customer Materials with Applicable Laws. It is understood between the Parties that once Flexiti has approved the standard format of its Customer Materials, Merchant shall not be required to obtain approval from Flexiti for any subsequent use of the Customer Materials, unless Flexiti otherwise notifies Merchant in respect of specific Customer Materials.
6.3.Joint Marketing Initiatives. Flexiti commits to work co-operatively with LFL’s senior financial leadership team to design, plan, and implement marketing initiatives to promote the Program to Customers of each of Merchant’s individual banners.
6.4.Marketing Restrictions. Flexiti shall not deliver marketing materials to Merchant Originated Cardholders that: (i) relate to Goods and/or Services that directly compete with those offered by Merchant; or (ii) that would reasonably be expected to have an adverse effect on the reputation, image or business operations of Merchant. This paragraph does not apply to Flexiti’s marketing of the Flexiti Network generally or to marketing materials that have been approved by Merchant.
6.5.Flexiti Trademarks. All Flexiti service marks, trademarks, logos, domain names, distinguishing features, and designs, whether registered or not, developed by Flexiti and used in connection with the marketing of the Program or Flexiti’s Credit Card (individually a “Mark” and collectively, “Marks”) are the sole and exclusive property of Flexiti. Flexiti hereby grants Merchant a non-exclusive, royalty-free, non-transferable right and license to use any such Mark permitted in connection with marketing and completing Credit Transactions in accordance with the terms of this Agreement. Merchant has no right, title or interest in or to the Marks except the right of use specified herein. Merchant acknowledges that upon termination of this Agreement for any reason whatsoever, (i) Merchant’s license to use any such Marks immediately terminates; (ii) Merchant shall immediately cease the use of any Marks for which Merchant has received prior approval
11/2010

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN OMITTED.

from Flexiti to use; and (iii) Merchant has no interest in or right to use any Marks for any purpose thereafter. Merchant shall not use the Marks in any way which might prejudice the validity or the goodwill associated with the Marks.
6.6.Merchant Trademarks. Merchant grants Flexiti a royalty-free, non-exclusive right and license to use the Merchant Marks, in accordance with Merchant’s approved brand guidelines as communicated to Flexiti by Merchant, if any, in connection with this Agreement or for the purpose of identifying Merchant as a member of the Flexiti Network. Flexiti has no right, title or interest in or to Merchant Marks except the right of use specified herein. Flexiti acknowledges that upon termination of this Agreement for any reason whatsoever, (i) Flexiti’s license to use any such Merchant Marks immediately terminates; (ii) Flexiti shall immediately cease the use of any Merchant Marks; and (iii) Flexiti has no interest in or right to use any Merchant Marks for any purpose thereafter. Flexiti shall not use the Merchant Marks in any way which might prejudice the validity or the goodwill associated with Merchant Marks.
6.7.Credit Card Account Statement Branding. Unless Merchant requests otherwise, Flexiti shall include Merchant Marks on Credit Card Account statements for Merchant Originated Cardholders as soon as practical after Launch.
7.Flexiti Representations. Flexiti hereby represents, warrants, covenants and agrees with Merchant as follows:
(a)Flexiti is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;
(b)Flexiti has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all action required to be taken for the due and proper execution and delivery of this Agreement and the performance of Flexiti’s obligations under this Agreement has been taken; and
(c)Flexiti has all necessary right to use and grant Merchant the right to use the Marks.
(d)[***]
8.Merchant Representations, Warranties and Covenants.
8.1.Merchant hereby represents and warrants that:
(a)Merchant is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;
(b)Merchant owns and operates the business known as Leon’s Furniture, The Brick, The Brick Outlet, furniture.ca, and Appliance Canada;
(c)Merchant has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all action required to be taken for the due and proper execution and delivery of this Agreement and the performance of Merchant’s obligations under this Agreement has been taken;
(d)Merchant has all necessary right to use and grant Flexiti the right to use the Merchant Marks;
(e)Merchant has disclosed to Flexiti all material information related to its ability to participate in the Program and in compliance with this Agreement;
(f)Merchant is not insolvent and is able to meet its liabilities as they become due; and
11/2011

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN OMITTED.

(g)Merchant’s participation in the Program, including, without limitation, taking Applications, communicating with Applicants and Customers, and processing of Purchases is in compliance with Applicable Law.
8.2.LFL represents and warrants that each of the legal entities that it owns and controls, directly and indirectly, that sell Goods and/or Services to residents of Canada, are named as Merchants under this Agreement. LFL shall provide Flexiti with notice as soon as reasonably practical before (i) acquiring any legal entity (directly or indirectly) that sells Goods and/or Services to residents of Canada; or (ii) commencing business operations that include the sale of Goods and/or Services to residents of Canada via a legal entity other than the entities that have entered into this Agreement, provided that if LFL cannot practically provide advance notice of same because of restrictions under Applicable Law, LFL shall provide notice as soon as reasonably practical following such occurrence. LFL shall cause any acquired or new legal entity for its Goods and/or Services (each, a “New Merchant”) to comply with Section 3.2 of this Agreement as if it were included as a Merchant, and at Flexiti’s request, shall cause each New Merchant to sign a merchant agreement on the same terms as this Agreement, except to the extent that by doing so such New Merchant would breach provisions of its existing contractual arrangements relating to financing of its Goods and/or Services (provided that such contractual arrangements were entered into prior to acquisition by LFL).
8.3.Merchant shall provide Flexiti with ninety (90) days’ advance written notice prior to opening a store location in the territory of Nunavut to allow Flexiti sufficient time to register in that jurisdiction.
9.Merchant Warranties re: Credit Transactions. At the time that each Credit Transaction takes place and at all times thereafter, Merchant represents and warrants that:
(a)the Credit Transaction is genuine and represents a valid payment obligation on a Credit Card Account of a bona fide Cardholder;
(b)The Credit Transaction has been submitted to and approved by Flexiti prior to Merchant completing the sale;
(c)the Credit Transaction was not previously processed by Merchant for financing with another credit grantor (if such transaction was approved by the other credit grantor);
(d)any Goods sold are free from liens, set-offs, counterclaims and other defences;
(e)the Goods and/or Services comprising the Credit Transaction are of the type and the nature normally sold by Merchant to Customers in the ordinary course of business;
(f)the Goods and/or Services comprising the Credit Transaction were purchased in a bona fide, valid, enforceable and legally binding transaction with Merchant, and such transaction complies with all Applicable Laws; and
(g)Merchant has not knowingly engaged in any deceptive or misleading advertising in connection with the sale of the Goods and/or Services included in the Credit Transaction.
10.Term and Termination.
10.1.Term. The term of this Agreement shall begin on the Effective Date and shall continue for a period of ten (10) years unless terminated earlier in accordance with the provisions of Section 10 (the “Initial Term”), and will thereafter renew for further consecutive terms of two (2) years (each, a “Renewal Term”) unless
11/2012

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN OMITTED.

written notice of termination is delivered by either party at least one (1) year prior to the expiry of the then-current Initial Term or Renewal Term.
10.2.Termination by Flexiti. Flexiti may terminate this Agreement:
(a)immediately upon written notice in the event of the commencement of a bankruptcy petition or proceeding either by or against Merchant, or if Merchant commits an act of insolvency;
(b)upon at least ninety (90) days’ written notice if Merchant has breached any material term, condition, covenant, warranty, or other provision of this Agreement, including compliance with Merchant Procedures, and, if such breach is capable of cure, the breach is not cured within sixty (60) days of Merchant’s receipt of written notice from Flexiti of such breach, provided that if the parties (via the Program Committee or the Executive Committee) agree to a remediation plan in connection with any such breach, Flexiti will, in good faith, extend the relevant cure period to allow Merchant a reasonable period of time to cure the breach; and
(c)in accordance with Section 2.18.
10.3.Termination by Merchant – Throughout the Term: Merchant may terminate this Agreement:
(a)immediately upon written notice in the event of the commencement of a bankruptcy petition or proceeding either by or against Flexiti, or if Flexiti commits an act of insolvency;
(b)upon at least thirty (30) days’ written notice if Flexiti has breached any material term, condition, covenant, warranty, or other provision of this Agreement, and, if such breach is capable of cure, the breach is not cured within sixty (60) days of Flexiti’s receipt of written notice from Merchant of such breach, provided that the cure period in respect of a payment default on the part of Flexiti shall be two (2) Business Days, and provided further that if the parties (via the Program Committee or the Executive Committee) agree to a remediation plan in connection with any such breach, Merchant will, in good faith, extend the relevant cure period to allow Flexiti a reasonable period of time to cure the breach; and
(c)in accordance with Section 2.18.
10.4.Termination on Notice by Merchant – Limited Rights. Except as provided in this Section, Merchant may terminate this Agreement:
(a)in accordance with paragraph 2.7(e); and
(b)upon one-hundred and eighty (180) days’ prior written notice to Flexiti if Merchant determines, in its sole reasonable discretion, that the Program is no longer suitable for Merchant and/or its Customers, provided that if the issues leading to such a decision can reasonably be cured by Flexiti in a timely fashion, then Merchant shall ensure Flexiti has the opportunity to remedy such issues in a reasonable amount of time (the timing and satisfaction of which, would be determined by Merchant, acting reasonably), prior to Merchant exercising this termination right.
The termination rights of Merchant set out in this Section (the “Limited Termination Rights”) will no longer apply once the conditions for the exercise of any Warrants have been met.
10.5.Obligations on Early Termination. In the event of early termination or suspension of this Agreement, each party shall pay any sums owing to the other party in accordance with this Agreement.
11/2013

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN OMITTED.

10.6.Termination or Suspension Effect. Termination or suspension of this Agreement shall not affect the rights, liabilities or obligations of the parties with respect to transactions entered into before the effective date of the suspension or termination.
10.7.Cooperation. During any period between the giving of a termination notice and the effective date of termination, the parties will cooperate in good faith to provide for an orderly termination and transition of the Program and any other programs in which Merchant may be participating with Flexiti at the time of termination.
11.Purchase of Portfolio.
11.1.Right to Purchase. Subject to the terms and conditions set out in this section, upon any expiration or early termination of this Agreement, and subject to any requirements of Flexiti’s financing provider(s) and/or securitization participants, Merchant shall have the option to purchase, or arrange for a third party nominated by Merchant (the “Nominated Purchaser”), to purchase the Credit Card Accounts of Merchant Originated Cardholders, the associated Credit Card Account receivables, and the books and records and assets and liabilities related to such Credit Card Accounts (the “Portfolio”) in accordance with the terms set out below in this section (“Purchase Option”). The Purchase Option is exercisable by the Merchant serving written notice (the "Purchase Notice") (i) in the case of expiration of the Term, by no later than six (6) months prior to expiration of the Term, and (ii) in the case of termination by notice pursuant to Section 10, by no later than thirty (30) days after the date on which the termination is effective. The sale of the Portfolio shall be subject to the negotiation and execution of a purchase and sale agreement (the “Purchase Agreement”) upon terms that are satisfactory to Flexiti and the Merchant or the Nominated Purchaser, as applicable (the “Portfolio Purchaser”). Such Purchase Agreement shall contain terms and conditions that are customary in private label credit card portfolio purchase agreements, except as may be otherwise required by either of the prospective parties to the Purchase Agreement, acting reasonably. Flexiti and the Portfolio Purchaser shall negotiate the terms of the Purchase Agreement in good faith and shall each use commercially reasonable efforts to conclude the negotiation of the Purchase Agreement (including agreeing to end such negotiations if they have not resulted in a final Purchase Agreement) within [***] following the expiration of this Agreement or [***] following early termination of this Agreement, as applicable (the “Purchase Agreement Negotiation Period”). Notwithstanding anything to the contrary in this Agreement, Flexiti will have no obligation to sell the Portfolio to the Portfolio Purchaser if the Purchase Agreement is not completed within the Purchase Agreement Negotiation Period, but such period will be extended upon mutual agreement of the parties (each acting reasonably and in good faith) to the extent that negotiations towards a final Purchase Agreement are continuing in good faith among the parties.
11.2.Program Information and Due Diligence. Upon request from Merchant after a notice of termination or non-renewal, Flexiti further agrees to use commercially reasonable efforts to provide appropriate due diligence information on the Portfolio to not more than three (3) prospective Portfolio Purchasers, as may reasonably be requested by Merchant, in order to enable the prospective Portfolio Purchasers to evaluate the potential purchase transaction. Notwithstanding the foregoing, prior to providing any prospective Portfolio Purchaser with access to any of the information described above, the Merchant shall cause such prospective Portfolio Purchaser to enter into a non-disclosure agreement directly with and on terms acceptable to Flexiti that requires the prospective Portfolio Purchaser to maintain the confidentiality of such information and not to use the information other than for the evaluation of whether to make an offer to purchase the Portfolio or to conduct due diligence investigations in connection with the purchase transaction. Each party will be responsible for its respective costs and expenses incurred in connection with the due diligence process.
11/2014

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN OMITTED.

11.3.Option not Exercised or Purchase Agreement not Finalized. If Merchant does not exercise its Purchase Option under paragraph 11.1 within the timeframe set out therein or if Merchant delivers a Purchase Notice but the parties do not finalize a Purchase Agreement within the Purchase Agreement Negotiation Period, Merchant shall have no further rights in connection with the Portfolio.
11.4.Purchase Price. The purchase price for the Portfolio shall be as mutually agreed upon by Flexiti and the Portfolio Purchaser, provided that if such parties cannot reach agreement on the purchase price, the price shall be the fair market value as determined by an independent appraiser (the “Fair Market Value”). In the event an independent appraisal is required, each party shall designate an independent appraiser with experience in valuing credit card portfolios, to value the Portfolio. In determining the Fair Market Value of the Portfolio, the independent appraiser shall (i) assume that Merchant will continue its participation in a card program with a comparable rewards program; (ii) consider the performance of the Credit Card Accounts during the preceding twelve-month period; (iii) consider the value of the Portfolio based on sales of other comparable private label portfolios; (iv) assume an arms-length transaction between a willing buyer and willing seller; and (v) assume that there would be no material changes in the features, benefits and uses of the Credit Card Accounts unless there is good reason to believe otherwise. The Fair Market Value shall be the average of the two valuations provided by the independent appraisers, provided, however, if the two valuations are greater than two percent (2%) apart, the independent appraisers shall select a third independent appraiser to value the Portfolio, and the Fair Market Value shall be the average of the two closest valuations. The Portfolio Purchaser shall be responsible for all fees, costs and expenses of each independent appraiser who provides an appraisal in accordance with this paragraph.
11.5.Closing and Conversion. Flexiti, Merchant and the Portfolio Purchaser shall use commercially reasonable efforts to cause the sale of the Portfolio to occur as soon as reasonably practicable after entering into the Purchase Agreement. Merchant shall use commercially reasonable efforts to assist the Portfolio Purchaser in converting the Credit Card Accounts following such sale. The Portfolio Purchaser shall be responsible for all costs and expenses incurred by Flexiti associated with such conversion, which shall be invoiced by Flexiti to the Portfolio Purchaser, provided any such costs and expenses must be determined, agreed upon, and approved in advance. During the period between the termination date of this Agreement and the conversion, at the request of the Portfolio Purchaser, Flexiti shall continue to service the Portfolio on behalf of the Portfolio Purchaser, provided that Flexiti’s servicing fees have been agreed upon by the parties in writing.
11.6.Communications to Cardholders. Following execution of a Purchase Agreement but prior to the closing of the Portfolio purchase transaction, Flexiti shall, at the Portfolio Purchaser’s expense, notify all Cardholders whose Credit Card Accounts are being purchased that Flexiti will no longer be the owner of their Credit Card Accounts. Flexiti shall have the right to communicate with Cardholders (at its expense) for the purpose of marketing or offering new accounts to Cardholders that will be usable in the Flexiti Network following closing of the Portfolio purchase. For the avoidance of doubt, following the execution of a Purchase Agreement, in no event shall Flexiti be permitted to communicate with Cardholders, except pursuant to this Section 11.6 or as reasonably necessary to discharge its obligations hereunder.
11.7.Transition Matters. Merchant and Flexiti shall cooperate in facilitating the transition to the Portfolio Purchaser, and Merchant shall use commercially reasonable efforts to ensure appropriate cooperation on the part of the Portfolio Purchaser.
11/2015

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN OMITTED.

12.Effect of Merchant Bankruptcy. In the event of the commencement of a bankruptcy petition or proceeding either by or against Merchant, Merchant agrees that it is no longer authorized to and shall not (i) accept or honour Credit Cards issued by Flexiti and/or (ii) distribute or make available Applications.
13.Errors and Omissions. Merchant shall notify Flexiti of any error or omission in writing with respect to fees, payments or credits promptly upon discovery of any such error or omission.
14.Obligation to Remedy. In the event of a breach by any party of representation, warranty or covenant set out in in this Agreement, the party in breach will forthwith take all actions necessary to remedy such breach, if capable of remedy.
15.Limitations of Liability, Indemnification; Injunctive Relief.
15.1.Interruptions in Service. Merchant shall not hold Flexiti liable for the malfunction or interruption of service to the Merchant App, including equipment breakdown or property related to Merchant’s internet provider, nor for damages caused by any hardware used to run the Merchant App, the electric, cable, or telephone system it is patched into, or any other event that is beyond the control of Flexiti.
15.2.Disclaimer of Warranties. Flexiti makes no warranty of any kind that the Program and related services, including the Merchant App and the API, will (a) operate without interruption; (b) be compatible or work with any software, system or other services except if and to the extent expressly set forth in the API Documentation; or (c) be secure, accurate, complete, free of harmful code or error free.
15.3.Limitation of Liability. Flexiti’s aggregate liability to Merchant under this Agreement shall not exceed the total amount of Merchant fees paid by Merchant to Flexiti in the six (6) months immediately preceding the date the claim arose. Notwithstanding the foregoing, Flexiti shall not be liable to Merchant for any indirect, special, incidental or consequential damages, whether based on breach of contract, tort (including negligence), or otherwise.
15.4.Indemnification by Flexiti. Flexiti will indemnify, defend and hold harmless Merchant, its Affiliates and their respective Personnel, from any and all claims or defences, losses, damages, expenses and liabilities including legal fees and any other costs incurred in connection with any defences (the “Damages”), incurred or suffered by any of them arising from or relating to:
(a)any breach by Flexiti, or its Personnel of any term, condition, covenant, warranty or other provision of this Agreement or any other agreement between the parties that forms part of this Agreement;
(b)any advertisements, solicitations or other promotions of the Program conducted by or on behalf of Flexiti, excluding those conducted by Merchant; and
(c)any activities, acts or omissions of any third party to whom Confidential Information is transferred or made available on behalf of Flexiti.
15.5.Indemnification by Merchant. Merchant will indemnify, defend and hold harmless Flexiti, its Affiliates and their respective Personnel from and against any and all Damages incurred or suffered by any of them arising from or relating to:
(a)any breach by Merchant or its Personnel of any term, condition, covenant, warranty or other provision of this Agreement or any other agreement between the parties that forms part of this Agreement, including the Merchant Procedures;
11/2016

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN OMITTED.

(b)any action or inaction of Merchant or its Personnel with respect to, Merchant’s business, any Customer Materials, the purchase and sale of creditor insurance, the purchase and sale of any warranty;
(c)any alleged violation by Merchant of any Applicable Law, including violations caused by Merchant’s incomplete compliance or noncompliance with Flexiti’s instructions and/or procedures (including Merchant Procedures);
(d)any intentional or malicious misuse of Flexiti API by Merchant or its Personnel;
(e)any deficiency in the Goods and/or Services, however such deficiency is caused or may arise;
(f)a Cardholder rescinding or exercising any right to cancel a Credit Transaction;
(g)any personal or bodily injury or property damage alleged to be caused by the sale of the Goods and/or Services by Merchant;
(h)any third-party claim, suit, action, or proceeding arising out of a breach or alleged breach of the provisions of Section 6 by Merchant;
(i) any advertisement, solicitation, or other promotion of the Program conducted by Merchant, excluding any Damages caused, or to the extent caused, by Merchant’s use, in accordance with this Agreement, of Customer Materials approved by Flexiti; and
(j) any activity, act or omission of any third party to whom Confidential Information is transferred or made available by Merchant.
16.Confidentiality.
16.1.Definition of Confidential Information. In this Agreement, “Confidential Information” means all information, in any form, furnished or made available directly or indirectly by a party (including that of its subsidiaries and Affiliates) that is disclosed by such party (the “Disclosing Party”) to the other party (the “Receiving Party”) or that is otherwise learned by the Receiving Party in the course of its dealings with, or its access to the premises or systems of, the Disclosing Party, and that is (i) marked “confidential”, “proprietary”, or the equivalent, or (ii) disclosed orally and identified as confidential at the time of disclosure, or (iii) by its nature or the circumstances surrounding disclosure would reasonably be known by the Receiving Party to be confidential. Without limitation, Confidential Information includes: Personal Information, Merchant Procedures, all training materials provided by Flexiti to Merchant, all object code and documentation related to the Merchant App and the API, all information of or about an officer, director, employee, customer or potential customer, customer lists, customer data, price lists, know-how, source code, data, patents, copyrights, trade secrets, processes, techniques, programs, designs, formulae, marketing, advertising, financial, commercial, sales or programming materials, equipment configurations, system access codes and passwords, written materials, compositions, drawings, diagrams, computer programs, studies, works in progress, visual demonstrations, ideas, concepts, and other data, in oral, written, graphic, electronic, or any other form or medium. Notwithstanding the foregoing, Confidential Information (other than Personal Information) does not include information or material:
(a)which is now or which hereafter becomes publicly known or available through no act or failure on the part of the Receiving Party, whether through breach of this Agreement or otherwise;
11/2017

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN OMITTED.

(b)which is known to the Receiving Party prior to the time of receipt of such Confidential Information, where such actual knowledge can be established by evidence that would be acceptable to a court of competent jurisdiction;
(c)which is furnished to Receiving Party by a third party who has rightfully obtained the Confidential Information without restriction on disclosure; or
(d)which is independently developed by the Receiving Party without any use of or reference to the Confidential Information of the Disclosing Party and which such independent development can be established by evidence that would be acceptable to a court of competent jurisdiction.
16.2.Obligations in Respect of Confidential Information.
(a)Restriction on access. Receiving Party will restrict access to Confidential Information to its Personnel who have a legitimate business need for Confidential Information for the purpose of exercising Receiving Party’s rights or fulfilling Receiving Party’s obligations under this Agreement. Before granting such access, Receiving Party will advise such Personnel of the sensitive and confidential nature of the Confidential Information and of the terms and conditions of this Agreement. Receiving Party will ensure that its Personnel comply with the provisions of this Agreement and will be fully liable for any breach of the terms of this Agreement by its Personnel.
(b)Use and Disclosure of Confidential Information. The Receiving Party will not use Confidential Information of the Disclosing Party for any purpose other than to exercise its rights and fulfill its obligations under this Agreement and the purpose for which such information was disclosed by the Disclosing Party, or as otherwise approved in writing by the Disclosing Party. The Receiving Party agrees not to disclose, copy, or disseminate the Confidential Information of the Disclosing Party other than as permitted by this Agreement. The Receiving Party will not reverse-engineer, decompile, or disassemble any hardware or software provided to it. The Receiving Party will take the same degree of care to ensure the Disclosing Party’s Confidential Information is safeguarded as it takes to protect its own similar Confidential Information, and in no event less than commercially reasonable care.
(c)Legal Obligation to Disclose. Unless otherwise prohibited by Applicable Law, if the Receiving Party becomes legally obligated to disclose Confidential Information, the Receiving Party will give the Disclosing Party prompt written notice sufficient to allow the Disclosing Party to seek a protective order or other appropriate remedy, and in the event the Receiving Party is unable to do so, the Receiving Party will advise the Disclosing Party immediately subsequent to such disclosure. The Receiving Party will disclose only such information as is required, in the opinion of its counsel, and will use commercially reasonable efforts to obtain confidential treatment for any Confidential Information that is so disclosed.
(d)Unauthorized Disclosure of Confidential Information. If there is any unauthorized access to, disclosure or loss of, or inability to account for, any Confidential Information of the Disclosing Party, the Receiving Party will promptly: (i) notify the Disclosing Party; (ii) take such actions as may be necessary or reasonably requested by the Disclosing Party to minimize the disclosure or loss; and (iii) cooperate in all reasonable respects with the Disclosing Party to minimize the impact of the disclosure or loss and any damage resulting therefrom.
(e)Non-disclosure of Terms of Agreement. The parties agree that the terms of this Agreement shall be treated as Confidential Information of the other party, and neither party shall disclose the terms of
11/2018

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN OMITTED.

this Agreement (including MDRs) to any Person who is not a party or Personnel of that party, without the prior written consent of the other party.
(f)Return and/or Destruction of Confidential Information. At the Disclosing Party’s request, the Receiving Party will promptly return or destroy and verify in writing its destruction of all tangible and electronic material in any form embodying Confidential Information of the Disclosing Party. In carrying out any return or destruction of Confidential Information, the Receiving Party will protect Confidential Information in accordance with the terms of this Agreement. Notwithstanding the foregoing, a Receiving Party may retain a copy of Confidential Information that (i) is retained as part of routine information technology backup or archival process, and/or (ii) such Confidential Information that is required to be retained in accordance with Applicable Law, provided in each case that such Confidential Information continues to be stored in a manner consistent with the Receiving Party’s obligations under this Agreement for as long as it is retained.
16.3.Flexiti Personal Information. Merchant will not collect, use, store, transfer, transmit, disclose, retain or otherwise handle Flexiti Personal Information that is not Merchant Personal Information, except as necessary to offer the Program pursuant to this Agreement and in compliance with Applicable Laws.
17.Notices. All notices and other communications required or permitted to be given to a party pursuant to this Agreement will be in writing, and will be deemed duly given: (i) on the date delivered if personally delivered; (ii) on the date sent by email (iii) on the Business Day after being sent by overnight courier service; or (iv) two (2) Business Days after mailing, if mailed by Canada Post registered mail, in each case addressed to:
Flexiti at:
130 King St. W, Suite 1740
PO Box 332
Toronto, Ontario M5X 1E1
Attention: Legal Department
Email: notices@flexiti.com with a copy to contracts@flexiti.com

Merchant at:
[***]

Merchant shall advise Flexiti promptly of any address change or other information to keep Flexiti’s records current. Flexiti will not be responsible for the failure of Merchant to receive notification if Flexiti sends such notice to the last address appearing in Flexiti’s records.
18.Force Majeure. If, by reason of Force Majeure, either party (the “Frustrated Party”) is delayed or unable, in whole or in part, to perform or comply with any of its obligations under this Agreement, then, subject to the remainder of this Section, it will be relieved of liability and will suffer no prejudice for failing to perform to the extent that the inability was caused by Force Majeure. The Frustrated Party will give the other party prompt written notice of each of the commencement and the cessation of Force Majeure. In the event of Force Majeure, the obligations of either party in providing any services will be postponed for such time as is required to resume performance of its obligations hereunder, after resolution of the event of Force Majeure, so long as such party is using its reasonable efforts to resolve the event of Force Majeure.
19.Assignment, Successors. Neither Party may assign, in whole or in part, its rights and obligations under this Agreement, without the prior written consent of the other Party.
11/2019

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN OMITTED.

20.General.
20.1.Interpretation. For purposes of this Agreement: (a) the words "include," "includes," and "including" are deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; (c) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Agreement as a whole; (d) words denoting the singular have a comparable meaning when used in the plural, and vice versa; and (e) words denoting any gender include all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The inclusion of headings in this Agreement are for convenience of reference only and will not affect the construction or interpretation of this Agreement.
20.2.Entire Agreement. Except as provided in this paragraph, this Agreement contains the entire agreement between the parties, and all existing agreements with respect to the subject matter hereof, and no representations, warranty, promises or conditions, whether oral or written, in connection with the subject matter hereof, not set forth herein, will be binding on either party. This Agreement supersedes any prior agreements, representations or understandings with respect to the subject matter herein. The parties acknowledge that contemporaneously with entering into this Agreement, they or their Affiliates are entering into or amending the following agreements and such agreements are binding upon the parties to them in accordance with their terms:
(a)Program Agreement between Flexiti and TGI, as amended May 26, 2021 (“TGI Program Agreement”);
(b)Warrant Certificate issued by Flexiti to LFL dated May 26, 2021; and
(c)Letter from CURO Group Holdings Corp. to LFL dated May 26, 2021 regarding TGI insurance programs.
20.3.Severability, Enforceability. If any provision of this Agreement is held invalid or unenforceable for any reason, such invalidity will not affect the validity of the remaining provisions of this Agreement, and the parties shall substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.
20.4.Governing Law and Attornment. This Agreement and all matters arising in relation to it will be governed by, and construed and enforced in accordance with, the laws of the Province of Ontario. In the event of any controversy, claim or dispute between the parties arising out of or relating to this Agreement, such controversy, claim or dispute will be resolved by the courts of the Province of Ontario, without a jury, and the parties hereby irrevocably consent to the exclusive jurisdiction of such courts.
20.5.Dispute Resolution. The parties shall act reasonably in interpreting this Agreement. In the event of an issue arising in relation to this Agreement, such dispute shall first be addressed between the parties’ Program Managers. If either Program Manager then determines that the dispute is material and cannot be resolved between them, then either party may issue a dispute notice. Thereafter the parties shall each appoint a senior executive and shall convene a meeting between the appointed executives within five (5) Business Days to address the dispute further. Neither party shall institute legal proceedings prior to attempting a resolution pursuant to this paragraph except if the dispute relates to a matter which a party reasonably believes may give rise to irreparable harm that cannot be compensated for in damages.
20.6.Currency. All amounts owing by the parties pursuant to this Agreement are stated and will be paid in the lawful currency of Canada.
11/2020

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20.7.Amendment to Comply with Applicable Laws. Any changes required by Flexiti to this Agreement or Merchant Procedures in order to comply with Applicable Laws may be implemented by Flexiti and shall be deemed to have been approved and agreed to by Merchant. Flexiti shall use reasonable efforts to provide Merchant with at least ninety (90) days’ notice of any amendment made pursuant to this Section, unless a shorter period is required by Applicable Law.
20.8.Waiver. Waiver by either party of any breach of this Agreement, or of any portion or provisions thereof, will not be construed as a waiver of any subsequent or other breach; nor will failure of either party to exercise any right, remedy, privilege or option granted to it under this Agreement operate as a waiver thereof or give rise to any estoppel in favour of the other party. No waiver by either party will be effective unless it is a duly authorized and signed by the party giving the waiver, and then only to the extent specifically stated.
20.9.Remedies Cumulative. Notwithstanding any other provision of this Agreement, and unless otherwise expressly stated herein, all rights and remedies of any party under this Agreement are in addition to such party’s other rights and remedies and are cumulative, not alternative.
20.10.Survival. All provisions of this Agreement that give rise to a party’s ongoing obligation will survive termination of this Agreement, including all provisions necessary for the interpretation, observance or performance thereof.
20.11.Limited Relationship. Flexiti will perform its obligation under this Agreement as an independent contractor. Nothing herein will be construed to place Flexiti or Merchant in a relationship of principal and agent, partners or joint venturers, and neither Flexiti nor Merchant will have the power to obligate or bind the other in any manner whatsoever.
20.12.Further Assurances. On and after the date hereof, each party will, at the other party’s request, execute, acknowledge and deliver all such acknowledgments and other instruments as may be reasonably necessary or appropriate to fully and effectively carry out the transactions contemplated hereby.
20.13.Language for Dealings in Quebec. The parties confirm that it is their wish that this Agreement as well as all other documents relating to this Agreement, including notices, be drawn up in English only. Les parties aux présentes confirment que c’est leur volonté que la présente convention de même que tous les documents, y compris les avis, s’y rattachant, soient rédigés en Anglais seulement.
20.14.Electronic Agreement and Communication. Merchant consents to: (i) using electronic signatures to execute this Agreement; (ii) accepting and being bound by this Agreement with the same force as though Merchant’s authorized signing officer had affixed his or her signature on paper; and (iii) receiving from Flexiti all documents, required disclosures, notices and statements electronically.
[signature page follows]

11/2021

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20.15.Counterparts. The parties may execute this Agreement in one or more counterparts, each of which is an original, and all of which constitute only one agreement between the parties.

FLEXITI FINANCIAL INC.
By:	/s/
Name:
Title:
Date:

THE BRICK LTD.
By:	/s/
Name:
Title:
Date:

THE BRICK WAREHOUSE LP, by its general partner, THE BRICK GP LTD.
By:	/s/
Name:
Title:
Date:

LEON'S FURNITURE LIMITED
By:	/s/ Edward F. Leon
Name: Edward F. Leon
Title: CEO
Date:

11/2022

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Schedule “A” - Definitions

“Affiliate” means for any Person, a Person which, directly or indirectly, Controls, is Controlled by or is under common Control with another Person. For the purposes of this definition, “Control” means, with regard to any Person, having the legal or beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the shares (or other ownership interest, if not a corporation) of such entity ordinarily having voting rights or control in fact through the exercise of rights pursuant to any agreement, and “Controlled” has the corresponding definition;
“Agreement” means this Merchant Agreement and all schedules attached to this Merchant Agreement, in each case as they may be amended or supplemented from time to time;
“API” means the application programming interface and any API Documentation or other API materials made available by Flexiti to Merchant, including any updates;
“API Documentation” means the API documentation made available by Flexiti to Merchant from time to time;
“Applicable Law” means any law, rule, statute, regulation, order, judgment, decree, treaty, directive or other requirement in force at any time during the Term which applies to or is otherwise intended to govern or regulate any Person (including either or both parties), any Credit Card Accounts, any Cardholder, any property, transaction, activity, event or other matter and includes all Privacy Laws;
“Applicant” means an individual who is a Customer of a Merchant who applies for a Credit Card Account under the Program;
“Application” means a Customer’s application for a Credit Card Account;
“Approval Rate” means the percentage, measured on a monthly basis, calculated by dividing the number of Applications that are approved by Flexiti during the month by the number of Applications received by Flexiti during the same month, in each case excluding Incomplete Applications and Invalid Applications.
“Business Day” means each day other than a Saturday, a Sunday, a day on which banking institutions in Ontario are authorized or obliged by law to be closed, or a statutory holiday in Ontario or in the province in which Merchant receives notices pursuant to Section 17;
“Cardholder” means any individual to whom a Credit Card or a Credit Card Account has been issued by Flexiti;
“Chargeback” has the meaning given to it in Section 4;
“Confidential Information” has the meaning given to it in Section 16.1.
“Contract Year” means the one-year period commencing on the Effective Date, and thereafter each one-year period commencing on an anniversary of the Effective Date;
“Credit Card” has the meaning given to it in Section 2.3(b);
“Credit Card Account” means the credit card account, established by Flexiti for a Cardholder;
“Credit Transaction” means a transaction in which the Customer charges the amount of a Purchase, and if applicable, Taxes, fees and shipping costs related to the Purchase, to the Customer’s Credit Card Account;
“Customer” means a customer of Merchant;
“Effective Date” has the meaning given to it on the first page of this Agreement;
11/2023

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“Eligible Volume” for a period means the net amount of principal financed by Customers on Promotional Plans (not including Regular Credit Purchase Volume) in approved and completed Credit Transactions conducted under the Program during that period, excluding credits and returns. To be clear, ‘completed’ as used in this definition shall mean that the card transaction itself has been completed, but does not require that product has been delivered;
“Executive Committee” has the meaning given to it in Section 2.13(b);
“Flexiti Network” means the network of retailers that accept Credit Cards issued by Flexiti;
“Flexiti Personal Information” means Personal Information that was collected by or became accessible to a party as a result of such party participating in the Program;
“Force Majeure” includes, but shall not be limited to, acts of God or of the public enemy, acts of a Governmental Authority in either its sovereign or contractual capacity, fires, floods, pandemics, epidemics, quarantine restrictions, strikes, shortages of labour or materials, freight embargoes, unusually severe weather, breakdowns, operational failures, electrical power failures, communication failures, unavoidable delays, the errors or failures of third party systems, or other similar causes beyond such party’s control;
“Franchisee” means any independent merchant that operates under the LFL or The Brick retail banners in Canada or any other banners owned by LFL or its Affiliates.
“Goods and/or Services” means those goods and merchandise (also referred to solely as “Goods” in this Agreement”) or services (also referred to solely as “Services” in this Agreement) sold by Merchant to Cardholders through stores, person to person, catalogue, the internet or any other method mutually agreed upon by Merchant and Flexiti;
“Governmental Authority” means (i) any government, governmental department, agency, commission, board, tribunal, dispute settlement panel or body, bureau, official, minister, crown corporation, or court or other law, rule or regulation-making entity; and (ii) any regulatory authority, self-regulatory organization or other entity having jurisdiction over Flexiti, Merchant, Cardholder, Credit Card Account, or any Person, property, transaction, activity, event or other matter related to this Agreement;
“Improper Sales Procedures” means, with regard to a Credit Transaction, any of the following events or conditions, and only if a Cardholder refuses to pay such related amount:
i.the Credit Transaction is a duplicate of a Credit Transaction previously submitted for the same Purchase;
ii.the price for the Goods/and or Services charged to the Cardholder’s Credit Card Account differs from that communicated by Merchant to the Cardholder at the time of the Credit Transaction; and
iii.Merchant enabled the Credit Transaction to be improperly accepted by Flexiti by exploiting the Merchant App and/or the API;
“In-Store Payments” has the meaning given to it in Section 3.8;

“Incomplete Application” means an (1) an Application that is abandoned prior to completion and in advance of Flexiti requesting a credit check from a credit bureau in respect of the Applicant; and (2) an Application that is in pending status for manual review that has not yet been completed;

“Initial Term” has the meaning given to it in Section 10.1.
11/2024

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“Invalid Application” means an Application that is cancelled, duplicate of another Application, from an Applicant who is a current Cardholder, and/or declined due to fraud, bankruptcy, or regulatory reasons;
“Launch Date” means July 1, 2021 for The Brick and September 1, 2021 for all other banners, provided that such date may be modified by the parties in accordance with Section 2.1;
“Merchant App” means Flexiti’s electronic software for taking and processing in-person Applications, Credit Transactions and other Credit Card Account transactions (such as returns and credit adjustments);
“Merchant Discount” means the amount payable by Merchant to Flexiti in connection with a completed Credit Transaction, calculated by multiplying the MDR by the Credit Transaction amount;
“Merchant Discount Rate” or “MDR” means the percentage rate established by Flexiti from time to time and notified to Merchant in accordance with this Agreement to determine the Merchant Discount applicable to each Credit Transaction;
“Merchant Mark” means a trademark, service mark, logo, trade name, or other legally protected distinguishing feature of Merchant;
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“Merchant Personal Information” means Personal Information that was collected by or became accessible to Merchant as a result of Merchant carrying on its business other than in connection with Merchant offering the Program or Merchant’s business relationship with Flexiti;
“Merchant Procedures” means the Merchant Procedures attached as Schedule ”D”, which may be modified by Flexiti from time to time upon prior written notice to Merchant;
“Merchant’s Websites” means all websites from which Merchant offers Goods and/or Services to customers in Canada, including for clarity, leons.ca, thebrick.com, and furniture.ca;
“Online Financing Service” means Flexiti’s online facility to process Applications and Purchases made by Customers through one of Merchant’s Websites;
“Online Transaction” means a Credit Transaction conducted online through one of Merchant’s Websites;
“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, Governmental Authority, or entity however designated or constituted;
“Personal Information” means personal information as defined under applicable Privacy Laws about an Applicant or a Cardholder;
“Personnel” means the officers, directors, employees, Affiliates, agents, advisors, contractors, consultants and other representatives of a party;
“Portfolio” has the meaning given to it in Section 11.1;
“Portfolio Purchaser” has the meaning given to it in Section 11.1;
“Prime Rate” means the prime rate established by the Royal Bank of Canada, or such other bank listed in Schedule I to the Bank Act as Flexiti may designate from time to time;
11/2025

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“Privacy Laws” means the Personal Information Protection and Electronic Documents Act (Canada), as amended or supplemented from time to time, and any similar or other federal or provincial legislation now in force or that may in the future come into force in Canada governing the protection of personal information in the private sector applicable to the parties or to the activities contemplated under this Agreement;
“Program” has the meaning given to it in Section 2.1;
“Program Committee” has the meaning given to it in Section 2.13(a);
“Promotional Plans” has the meaning given to it in Section 2.7(a);
Purchase” means a purchase by a Customer from Merchant that is charged to a Credit Card Account;
“Purchase Agreement” has the meaning given to it in Section 11.1;
“Purchase Agreement Negotiation Period” has the meaning given to it in Section 11.1;
“Purchase Option” has the meaning given to it in Section 11.1;
“Renewal Term” has the meaning given to it in Section 10.1;
“Regular Credit Purchase Volume” for a period means the net dollar amount of Purchases charged to Credit Card Accounts as regular credit purchases (not on a Promotional Plan) during that period, excluding credits and returns;
[***]
“System Availability” is calculated in accordance with Section 2.15;
“Taxes” means all sales, goods and services, use or other similar taxes, levies and charges, chargeable by or payable to any federal, provincial, local or municipal taxation authority;
“Term” means the Initial Term and all Renewal Terms, if any;
“TGI” has the meaning given to it in Section 2.8;
“TGI Program Agreement” has the meaning given to it in Section 20.2;
[***]
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“Unresolved Cardholder Dispute” includes, without limitation, any of the following disputes, controversies or disagreements, in which a Cardholder fails or refuses to pay an amount due under a Credit Transaction:
i.if the Application was made in-person at a Merchant location and the Cardholder denies having made the Application for the Credit Card to which the Credit Transaction was charged;
ii.the Cardholder provides a reasonable factual basis for a claim that he or she (1) has not received the Goods and/or Services; (2) is not satisfied with the Goods and/or Services, provided that any Goods received by the Cardholder have been returned to Merchant in the condition and timing specified by and in accordance with Merchant’s standard return policies;
iii.a credit adjustment was requested within the parameters of Merchant’s documented return policies and was refused, or a credit adjustment was issued by Merchant, but the Cardholder did not receive the credit, as a result of Merchant’s failure to properly process the credit adjustment;
11/2026

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iv.the Credit Transaction is not a bona fide transaction in Merchant’s ordinary course of business;
v.for Online Transactions only, Goods were shipped or delivered to an address other than the Cardholder’s billing address without Flexiti’s prior approval; and
vi.the Credit Transaction was processed by Merchant in-store (whether or not the Cardholder was present in at the time of the Credit Transaction) without authorization by the Cardholder via their PIN; and
“Warrants” has the meaning given to it in Section 2.5.
11/2027

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Schedule “B”
[***]
11/2028

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Schedule “C” –

[***]

11/2029

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Schedule “D” –
[***]

11/2030

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Schedule “E” –
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11/2031

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Schedule “F” –
[***]
11/2032